                                  AMENDMENT #2


                         SEI INSTITUTIONAL MANAGED TRUST
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS I SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

Class I shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to .25% payable to the SEI Investments Distribution Co. (the "Distributor") and administrative fee up to .25% payable to certain broker dealers and their affiliated registered investment advisers (the "Intermediaries").

The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Portfolio or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Portfolio on behalf of clients; and (xi) providing such other similar services as the Portfolio may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

Each Intermediary will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services to clients who may from time to time beneficially own shares: (i) providing subaccounting with respect to shares beneficially owned by clients;
(ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Portfolio or its service providers; (v) processing dividend payments from the Portfolio on behalf of the clients; and (vi) providing such other similar services as the Portfolio may, through the Intermediaries, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

Class I shares of the Portfolio require a minimum initial investment of $100,000 with minimum subsequent investments of $1000.

3.   EXCHANGE PRIVILEGES

Class I shares of each Portfolio may be exchanged for Class I shares of each other Portfolio of the Trust in accordance with the procedures disclosed in the Portfolio's Prospectus and subject to and applicable limitations resulting from the closing of Portfolios to new investors.

4.   VOTING RIGHTS

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

Class I shares do not have a conversion feature.

                         SEI INSTITUTIONAL MANAGED TRUST
                        CERTIFICATE OF CLASS DESIGNATION


                                 Class Y Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class Y shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to .25% payable to the Distributor. Class Y shares have an administrative fee which is 0.20% lower than class A shares of the Portfolios of the Trust. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses;
(ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

Class Y shares of the Portfolio require a minimum initial investment of $100,000 with a minimum subsequent investments of $1000.

3.   EXCHANGE PRIVILEGES

Class Y shares of each Portfolio may be exchanged for Class Y shares of each other Portfolio of the Trust in accordance with the procedures disclosed in the Portfolio's Prospectus and subject to and applicable limitations resulting from the closing of Portfolios to new investors.


4.   VOTING RIGHTS

Each Class Y shareholder will have one vote for each full Class Y share held and a fractional vote for each fractional Class Y share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

Class Y shares do not have a conversion feature.